CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Forester Funds, Inc. and to the use of our report dated May 17, 2004 on the financial statements and financial highlights of The Forester Discovery Fund and The Forester Value Fund. Such financial statements and financial highlights appear in the Funds' Annual Report to Shareholders which accompanies the Statement of Additional Information.


TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 28, 2004